Exhibit 99.1

News Release

STREAMLINE HEALTH® REPORTS FIRST QUARTER 2019 FINANCIAL PERFORMANCE

First Quarter 2019: Revenues $5.4 Million; Net Income $0.3 Million; Adjusted EBITDA $1.1 Million

Atlanta, GA — June 12, 2019 — Streamline Health Solutions, Inc. (NASDAQ: STRM), provider of integrated solutions, technology-enabled services and analytics supporting revenue cycle optimization for healthcare enterprises, today announced financial results for the first quarter of fiscal 2019, which ended April 30, 2019.

Revenues for the three-month period ended April 30, 2019 were approximately $5.4 million, down slightly from revenues for the quarter ended January 31, 2019, and down approximately 14% from the comparable quarter of fiscal 2018.  Recurring revenue comprised 77% of total revenue in the quarter ended April 30, 2019.

Net Income for the first quarter was approximately $0.3 million as compared to a net loss of ($0.6 million) in the comparable period a year ago.

Adjusted EBITDA for the first quarter of 2019 was approximately $1.1 million, up substantially from $0.6 million in the first quarter of last fiscal year.

“We generated approximately $1.4 million in bookings in the first quarter, including our first sale of our Outpatient eValuator™ solution. We are seeing the pace and size of our sales opportunities accelerate and we are trending up to the level we have established as our on-going quarterly bookings objectives of $2 to $3 million,” stated David Sides, President and Chief Executive Officer, Streamline Health.

“David Driscoll, our new Chief Revenue Officer, has been on-board for four months and  we are pleased with the progress we have made with our selling efforts to this point.  In just the last few months we have added three new sales representatives and added new Advisory Board members to our newly created Strategic Advisory Board designed to help us gain more access to the C-Suites at large healthcare providers throughout the country. Today, we have new eValuator deals in our pipeline that could close in the second and third quarters of this year which are two and three times larger than the average annual revenue of our current eValuator clients.”

Highlights for the first quarter ended April 30, 2019 included:

•                  Revenue for the first quarter 2019 was $5.4 million;

•                  Net income for the first quarter 2019 was $0.3 million;

•                  Adjusted EBITDA for the first quarter 2019 was $1.1 million;

•                  Bookings for the first quarter 2019 were $1.4 million.

Conference Call

The Company will conduct a conference call to review the results on Thursday, June 13, 2019 at 9:00 AM ET. Interested parties can access the call by joining the live webcast: click here to register. You can also join by phone by dialing 877-269-7756.

A replay of the conference call will be available from Thursday, June 13, 2019 at 12:00 PM ET to Thursday June 20, 2019 at 12:00 PM ET by dialing 877-660-6853 and entering passcode 13691300   An online replay of the presentation will also be available for six months following the presentation in the Investor Relations section of the Streamline Health website, www.streamlinehealth.net.

*Non-GAAP Financial Measures

Streamline Health reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Streamline Health’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline Health’s management believes that this measure provides useful supplemental information regarding the performance of Streamline Health’s business operations.

Streamline Health defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, significant non-recurring operating expenses, and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, and professional and advisory fees. A table illustrating this measure is included in this press release.

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a healthcare industry leader in capturing, aggregating, and translating enterprise data into knowledge — actionable insights that support revenue cycle optimization for healthcare enterprises.   We deliver integrated solutions and analytics that enable providers to drive reimbursement in a value-based world. We share a common calling and commitment to advance the quality of life and the quality of healthcare — for society, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s growth prospects, estimates of backlog, industry trends and market growth, results of investments in sales and marketing, adjusted EBITDA, success of future products and related expectations and assumptions.  These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendors and channel partners that resell the Company’s solutions, the ability of the Company to control costs, the effects of cost-containment measures implemented by the Company, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact:

Randy Salisbury

SVP, Chief Marketing Officer

(404) 229-4242

randy.salisbury@streamlinehealth.net

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED AND CONSOLIDATED STATEMENTS OF OPERATIONS

(rounded to the nearest thousand dollars, except share and per share information)

	Three Months Ended April 30,
	2019	2018
Revenues:
System sales	$231,000	$1,132,000
Professional services	581,000	238,000
Audit Services	395,000	360,000
Maintenance and support	2,951,000	3,309,000
Software as a service	1,199,000	1,224,000
Total revenues	5,357,000	6,263,000

Operating expenses:
Cost of system sales	113,000	250,000
Cost of professional services	542,000	706,000
Cost of audit services	303,000	394,000
Cost of maintenance and support	409,000	648,000
Cost of software as a service	280,000	316,000
Selling, general and administrative	2,484,000	3,250,000
Research and development	792,000	1,062,000
Total operating expenses	4,923,000	6,626,000
Operating income (loss)	434,000	(363,000)
Other expense:
Interest expense	(78,000)	(116,000)
Miscellaneous expense	(41,000)	(88,000)
Income (loss) before income taxes	315,000	(567,000)
Income tax expense	(2,000)	(2,000)
Net Income (loss)	$313,000	$(569,000)
Basic net income (loss) per common share	0.01	(0.03)
Number of shares used in basic per common share computation	19,793,361	19,299,309
Diluted net income (loss) per common share	$0.01	$(0.03)
Number of shares used in diluted per common share computation	22,825,037	19,299,309

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED AND CONSOLIDATED BALANCE SHEETS

(Rounded to the nearest thousand dollars, except share and per share information)

Assets

	April 30,	January 31,
	2019	2019
Current assets:
Cash and cash equivalents	$2,009,000	$2,376,000
Accounts receivable, net	2,892,000	2,933,000
Contract receivables	1,309,000	1,263,000
Prepaid and other current assets	1,425,000	1,346,000
Total current assets	7,635,000	7,918,000

Non-current assets:
Property and equipment, net	240,000	237,000

Capitalized software development costs, net	6,462,000	5,698,000
Intangible assets, net	1,527,000	1,669,000
Goodwill	15,537,000	15,537,000
Other non-current assets	582,000	681,000
Total non-current assets	24,348,000	23,822,000
	$31,983,000	$31,740,000

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED AND CONSOLIDATED BALANCE SHEETS

(Rounded to the nearest thousand dollars, except share and per share information)

Liabilities and Stockholders’ Equity

	April 30,	January 31,
	2019	2019
Current liabilities:
Accounts payable	$1,241,000	$1,280,000
Accrued expenses	990,000	1,814,000
Current portion of term loan	597,000	597,000
Deferred revenues	9,164,000	8,338,000
Other	94,000	94,000
Total current liabilities	12,086,000	12,123,000

Non-current liabilities:
Term loan, net of current portion and deferred financing cost	3,215,000	3,351,000
Royalty liability	920,000	905,000
Deferred revenues, less current portion	258,000	432,000
Other liabilities	34,000	41,000
Total non-current liabilities	4,427,000	4,729,000
Total liabilities	16,513,000	16,852,000

Series A, 0% Convertible Redeemable Preferred Stock	8,686,000	8,686,000

Total stockholders’ equity	6,784,000	6,202,000
	$31,983,000	$31,740,000

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

(Rounded to the nearest thousand dollars, except share and per share information)

	April 30, 2019	April 30, 2018
Cash flows from operating activities:
Net income (loss)	$313,000	$(569,000)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	35,000	171,000
Amortization of capitalized software development costs	206,000	315,000
Amortization of intangible assets	143,000	235,000
Amortization of other deferred costs	66,000	120,000
Valuation adjustment	15,000	51,000
Loss (gain) on disposal of fixed assets	—	(1,000)
Share-based compensation expense	269,000	222,000
Provision for accounts receivable	(277,000)	(8,000)
Changes in assets and liabilities	23,000	(499,000)
Net cash provided by operating activities	793,000	37,000

Cash flows from investing activities:
Purchases of property and equipment	(38,000)	(3,000)
Proceeds from sales of property and equipment	—	14,000
Capitalization of software development costs	(970,000)	(726,000)
Net cash used in investing activities	(1,008,000)	(715,000)

Cash flows from financing activities:
Principal payments on term loan	(149,000)	(149,000)
Payment of deferred financing costs	(3,000)	—
Payments related to settlement of employee share-based awards	—	(47,000)
Net cash used in financing activities	(152,000)	(196,000)
Net decrease in cash and cash equivalents	(367,000)	(874,000)
Cash and cash equivalents at beginning of year	2,376,000	4,620,000
Cash and cash equivalents at end of year	$2,009,000	$3,746,000

STREAMLINE HEALTH SOLUTIONS, INC.

New Bookings

(Unaudited)

Table B

Three Months Ended April 30, 2019
Systems Sales	$225,000
Professional Services	560,000
Audit Services	60,000
Maintenance and Support	130,000
Software as a Service	380,000
Q1 2019 bookings	$1,355,000
Q1 2018 bookings	$3,434,000

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Table C

This press release contains a non-GAAP financial measure under the rules of the U.S. Securities and Exchange Commission for Adjusted EBITDA. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget. Streamline Health’s management in its operating and financial decision-making uses non-GAAP financial measures because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the Company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the Company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. The Company’s management compensates for these limitations by considering the Company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release. Streamline Health defines “Adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, significant non-recurring operating expenses, and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, and professional and advisory fees.

Reconciliation of net earnings (loss) to non-GAAP Adjusted EBITDA (in thousands, except share and per share data):

	Three Months Ended,
	April 30, 2019	April 30, 2018
Adjusted EBITDA Reconciliation
Net Income (loss)	$313	$(569)
Interest expense	78	116
Income tax benefit	2	2
Depreciation	35	171
Amortization of capitalized software development costs	206	315
Amortization of intangible assets	143	235
Amortization of other costs	50	103
EBITDA	827	373
Share-based compensation expense	269	222
Loss (gain) on disposal of fixed assets	—	(2)
Non-cash valuation adjustments to assets and liabilities	15	51
Adjusted EBITDA	$1,111	$644
Adjusted EBITDA per diluted share
Earnings (loss) per share — diluted	$0.01	$(0.03)
Adjusted EBITDA per adjusted diluted share (1)	$0.05	$0.03

Diluted weighted average shares	22,825,037	19,299,309
Includable incremental shares — Adjusted EBITDA (2)	—	3,075,198
Adjusted diluted shares	22,825,037	22,374,507

(1)                            Adjusted EBITDA per adjusted diluted share for the Company’s common stock is computed using the more dilutive of the two-class method or the if-converted method.

(2)                            The number of incremental shares that would be dilutive under profit assumption, only applicable under a GAAP net loss. If GAAP profit is earned in the current period, no additional incremental shares are assumed.